UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

DUBLI, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.
The information provided in response to Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference.
SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2013, DubLi, Inc. and Subsidiaries (the “Company” or “DubLi”) appointed Eric Nelson to be its Chief Financial Officer.
Prior to his appointment, Mr. Nelson was a partner with the Southern Florida practice of The SCA Group, LLC providing board advisory and interim consulting services, he served in this capacity since 2008. Mr. Nelson has served as a consultant to DubLi from November 1, 2012 through February 25, 2013 pursuant to the Company’s agreement with the SCA Group, LLC. In 2007, Mr. Nelson was partner, turnaround professional and on the board of directors to six portfolio companies in private equity firm Sun Capital Partners. From 2000 to 2002, Mr. Nelson served as controller and then from 2003 to 2006 as CFO for public company West Marine, Inc.

In connection with Mr. Nelson’s appointment as Chief Financial Officer, he entered into an employment agreement with the Company, which has an initial term of five years, with successive one-year renewals, and provides for a minimum annual base salary of $225,000. In addition, DubLi may pay additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services. Mr. Nelson shall receive options to purchase a minimum of seven million five hundred thousand common shares of DubLi, Inc. As part of Mr. Nelson’s compensation arrangement, he was issued 7.5 million stock options, of which options to purchase 1.5 million shares vest on February 26, 2013 and the remaining 6 million stock options shares vest and become exercisable at the rate of 750,000 shares on March 31 and September 30 of each year, beginning on September 30, 2013, until all stock options have vested for so long as his agreement remains in effect. The exercise price of the stock options is $0.12, which was the closing bid price of the Company’s common stock on the grant date.
Pursuant to Mr. Nelson’s employment agreement, he is entitled to three months’ severance pay during the first year of the agreement and six months’ severance pay thereafter, plus any accrued base and incentive pay, in the event that he is terminated without cause. Mr. Nelson will be restricted from competing with the Company during the course of his employment and for a period of one year after his employment has been terminated.
The foregoing description of Mr. Nelson’s employment and stock option agreements does not purport to be complete and is qualified in its entirety by reference to the documents attached hereto as Exhibits, which are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.
Not Applicable

(b)    Pro Forma Financial Information.

    Not Applicable

(c)    Shell Company Transactions.

Not Applicable

(d)     Exhibits.

Number Description

10.1	Employment Agreement, dated as of February 26, 2013, between DubLi, Inc. and Eric Nelson

10.2	Non-Qualified Stock Option Agreement dated as of February 26, 2013, between DubLi, Inc. and Eric Nelson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: February 28, 2013
By: /s/ Michael Hansen
Michael Hansen
Chief Executive Officer